EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned parties hereby agree that this Statement on Schedule 13G filed herewith, and any amendments thereto filed hereafter by any of the undersigned parties, relating to the Common Stock, par value $0.0001 per share, of TScan Therapeutics, Inc., is being (and will be, in the case of amendments hereto) filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, on behalf of each such person.

PITANGO HEALTHTECH FUND I, L.P.

By: Pitango H.T. Fund I, L.P., its General Partner
By: Pitango GP Health Holdings Ltd., its general partner

By:	/s/ Zeev Binman
Name: Zeev Binman
Title: Managing Director

By:	/s/ Ittai Harel
Name: Ittai Harel
Title: Managing Director

Date: February 14, 2022

PITANGO HEALTHTECH FUND I - ISRAEL L.P.

By: Pitango H.T. Fund I, L.P., its General Partner
By: Pitango GP Health Holdings Ltd., its general partner

By:	/s/ Zeev Binman
Name: Zeev Binman
Title: Managing Director

By:	/s/ Ittai Harel
Name: Ittai Harel
Title: Managing Director

Date: February 14, 2022

PITANGO HEALTHTECH PRINCIPALS FUND I, L.P.

By: Pitango H.T. Fund I, L.P., its General Partner
By: Pitango GP Health Holdings Ltd., its general partner

By:	/s/ Zeev Binman
Name: Zeev Binman
Title: Managing Director

By:	/s/ Ittai Harel
Name: Ittai Harel
Title: Managing Director

Date: February 14, 2022

PITANGO H.T. FUND I, L.P.

By: Pitango GP Health Holdings Ltd., its general partner

By:	/s/ Zeev Binman
Name: Zeev Binman
Title: Managing Director

By:	/s/ Ittai Harel
Name: Ittai Harel
Title: Managing Director

Date: February 14, 2022